Exhibit 2.10


Filed
in the office of the
Secretary of State of the
State of Nevada
Jul 28 1999
No. C5179-90
Dean Heller
Secretary of State

Dean Heller                    STATE OF NEVADA          Telephone 702.687.5203
Secretary of State    OFFICE OF THE SECRETARY OF STATE  Fax 702.687.3471
                         101 N. CARSON ST., STE. 3      Web site
                       CARSON CITY. NEVADA 8970 14786   http://sos.state.nv.us
                                                        Filing Fee:


             Certificate of Amendment to Articles of Incorporation
                         For Profit Nevada Corporations
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1. Name of corporation:  Motioncast Television Corporation of America
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2. The articles have been amended as follows (provide article numbers, if available): ARTICLE ONE
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               NAME
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The name of the corporation is BrowseSafe.com, Inc.
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor the amendment is: 94%. *

4. Signatures:

/s/ Mark W. Smith                                /s/ Ted P. O'Brien
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President or Vice President                      Secretary or Asst. Secretary
(acknowledgement required)                       (acknowledgement not required)

State of: Indiana
County of: Marion
This instrument was acknowledged before me on July 26, 1999, by
Mark W. Smith (Name of Person)
as President
as designated to sign this certificate
of Motioncast Television Corp.
(name on behalf of whom instrument was executed)


/s/ Erika Young
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Notary Public Signature

My Commission expires: Sept. 15, 2006

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected